EXECUTION VERSION

BUYER GUARANTEE (MSN 29922)

THIS BUYER GUARANTEE (MSN 29922) (this “Guarantee”) is dated as of August 2, 2019, between:

(1)CONTRAIL AVIATION SUPPORT, LLC, a limited liability company organized and existing under the laws of the State of North Carolina, United States of America, having its principal place of business at 435 Investment Court, Verona, Wisconsin 53593, United States of America (“Guarantor”); and

(2)SAPPHIRE LEASING I (AOE 5) LIMITED, a company incorporated under the laws of Ireland and having its registered office at c/o PAFS Ireland Limited, Shannon Business Park, Shannon, Co. Clare, Ireland (“Seller”).

WHEREAS, as a condition to Seller’s participation in the transactions contemplated by the Sale Agreement (as defined below), Guarantor is required to guarantee Purchaser’s (as defined below) performance and compliance with all of the covenants, agreements, and obligations of Purchaser contained in the Sale Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Guarantee and shall be equally applicable both to the singular and plural forms of the terms defined. Any capitalized terms not defined herein shall have the meanings ascribed to them in the Sale Agreement.

“Guaranteed Agreements” means the Sale Agreement and the other Transaction Documents to which Purchaser is a party.

“Guaranteed Obligations” means all of Purchaser’s obligations to the Seller under the Guaranteed Agreements (whether actual or contingent, whether now existing or hereafter arising owed to the Seller), and compliance with, all obligations, covenants, terms, conditions and undertakings of Purchaser contained in the Guaranteed Agreements.

“Purchaser” means Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity, but solely as owner trustee and having its principal place of business at Fourth Floor, 3 George’s Dock, IFSC, Dublin 1, D01 X5X0, Ireland.

“Sale Agreement” means the Aircraft Asset Sale and Purchase Agreement dated as of the date hereof (as may be further amended, modified or supplemented from time to time), concerning one (1) Boeing model 737-800 aircraft, bearing manufacturer’s serial number 29922.

2.Representations and Warranties of Guarantor. Guarantor represents and warrants to the Seller, as of the date hereof, as follows:

(a)it is duly organized and validly existing under the laws of its jurisdiction of organization and has the power and authority to carry on its business as it is being conducted;

(b)the execution and delivery of this Guarantee, the consummation of the transactions contemplated herein, and compliance with the terms and provisions hereof are within Guarantor’s limited liability company powers and do not and will not result in any violation of its charter, by-laws or other constitutional documents or any applicable law, rule, regulation, judgment or court order as currently in effect or any provision in any existing agreement binding on Guarantor;

(c)all authorizations, consents, registrations and notifications required to be obtained by Guarantor in connection with the entry into, performance, validity and enforceability of this Guarantee and the transactions contemplated by this Guarantee, have been (or will be on or before the date hereof) obtained or effected (as appropriate) and are in full force and effect;

(d)neither the execution, delivery nor performance of this Guarantee requires any member approval or the approval or consent of any trustee or any holder of any indebtedness or obligation of Guarantor, and if any approval or consent is required, then such approval or consent has been obtained.

(e)no consent or approval of, giving of notice to, registration with, or taking of any action in respect of or by, any national or local governmental authority or agency of Guarantor’s jurisdiction of formation or any other government agency or authority or other Person is required with respect to the execution, delivery or performance by Guarantor of this Guarantee.

(f)there are no actions, suits or proceedings pending, or to Guarantor’s knowledge threatened, against Guarantor, that, if adversely determined, would hinder or prevent Guarantor’s performance of this Guarantee; and

(g)this Guarantee has been duly executed and delivered by Guarantor; and this Guarantee will be, upon due execution and delivery hereof, a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general application affecting the enforcement of creditors’ rights and general principles of equity (regardless of whether such proceeding is considered a proceeding in equity or at law).

3.	Guarantee.

(a)In consideration of Seller entering into the Sale Agreement and for other good and valuable consideration (the receipt and sufficiency whereof is hereby acknowledged), Guarantor, with effect from the date hereof, unconditionally and irrevocably, as a continuing obligation and guarantee of performance, without set-off, abatement, deferment or deduction, guarantees to Seller the prompt payment and performance by Purchaser of the Guaranteed Obligations and undertakes with Seller that whenever the Purchaser does not promptly pay or perform the Guaranteed Obligations when due, Guarantor shall promptly pay upon the written demand from the Seller the amount set forth in the demand or perform (or procure the performance of) the Guaranteed Obligation as if it were the principal obligor.

(b)Guarantor as a principal obligor and not merely as surety, and as a separate and independent primary stipulation shall indemnify Seller upon written demand against any documented loss, liability or cost or expense suffered by Seller (including reasonable attorneys’ fees and disbursements incurred by Seller in the enforcement of this Guarantee) if (i) it does not perform the Guaranteed Obligations or (ii) any Guaranteed Obligation becomes unenforceable, void, illegal or ineffective as against the Guarantor, the amount of such loss or liability being the amount which the Seller would otherwise be entitled to recover from Guarantor.

(c)Guarantor shall make any payment (including payments of damages for breach of the Guaranteed Agreements by Purchaser) or procure the performance of or compliance with any Guaranteed Obligation set forth in a demand letter within five (5) Business Days of Guarantor’s receipt of such written demand to an account indicated by the Seller in the demand, all subject to the requirements of, and conditions associated with, the Guaranteed Obligations.

(d)The guarantee by Guarantor contained in this Section 3 is a primary obligation of Guarantor, is in addition to and not in substitution for any other security which Seller may now or hereafter hold for the obligations of Purchaser under the Guaranteed Agreements and is an unconditional, absolute, present and continuing obligation and is not conditional in any way upon the institution of suit or the taking of any other action or any attempt to enforce performance of or compliance with the covenants, agreements, terms or conditions (including without limitation any payment obligations) applicable to Purchaser contained in the Guaranteed Agreements and, to the extent permitted by law, shall be binding upon and enforceable against Guarantor without regard to the validity or enforceability of the Guaranteed Agreements.

(e)To the extent that performance of or compliance with the guarantee by Guarantor contained in this Section 3 requires the payment of money, such guarantee is an absolute, unconditional, present and continuing guarantee of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from Purchaser or any other entity or to institute a suit against Purchaser or any other entity or to perfect or to enforce any security or upon any other condition or contingency.

(f)Guarantor’s guarantee of Guaranteed Obligations shall not be effect by, discharged or diminished as a consequence of the Seller being released from the Sale Agreement pursuant to its terms, nor by the sale of the Asset under the Sale Agreement failing to occur.

4.	Preservation of Guarantor’s Obligations and Enforcement.

(a)Guarantor’s obligations in this Guarantee are absolute, unconditional and irrevocable. The liability of Guarantor under this Guarantee extends to and is not affected by the grant of any time or indulgence to Purchaser or by any circumstance, act or omission which, but for this sub- clause, might otherwise affect it at law or in equity, and Guarantor irrevocably waives any right it may have to claim its liability has been so affected.

(b)Until the Guaranteed Obligations have been unconditionally and irrevocably satisfied in full, Guarantor may not: (a) exercise any rights as surety in competition with Seller; or (b)

claim to be entitled by way of contribution, indemnity, subrogation, marshalling or otherwise to the benefit of any agreement or document to which Seller is a party, nor prove in a liquidation of Purchaser in competition with Seller.

(c)Guarantor’s obligations in this Guarantee may be enforced against Guarantor without Seller first being required to (a) exhaust any remedy it may have against Purchaser or any other person; or (b) enforce any other guarantee or security interest it may hold relating to the Guaranteed Obligations.

5.	Release.

(a)Once all the Guaranteed Obligations have been satisfied in full and Guarantor does not have any further actual or contingent liabilities hereunder, this Guarantee shall automatically and immediately terminate and all of Guarantor’s obligations under this Guarantee shall be irrevocably and unconditionally released and discharged.

(b)Notwithstanding the provisions of Section 5(a), any release, compromise or discharge of the obligations of the Guarantor may only be made once the Guaranteed Obligations have been unconditionally performed in full, and shall be deemed to be made subject to the condition that this Guarantee will be reinstated without further action if any payment or security which Purchaser may receive or has received is rescinded as a result of insolvency or bankruptcy of Purchaser or Guarantor.

6.	Continuing Guarantee

(a)The obligations of the Guarantor contained in this Guarantee shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and shall not be considered satisfied by any intermediate performance or satisfaction of all or any of the Guaranteed Obligations and shall continue in full force and effect until total satisfaction of all Guaranteed Obligations.

(b)No delay or omission in exercising any powers or privileges hereunder shall be construed as a waiver thereof. Any exercise of any part of the rights shall not preclude subsequent enforcement of any such rights which have not, or have not fully, been exercised.

7.Notice. Any notice required or related to this Guarantee will be in writing and will, unless otherwise stated, be given and will become effective in the same manner as provided in the Sale Agreement:

in the case of Guarantor:

435 Investment Court
Verona, Wisconsin 53593 United States of America Attention: Joe Kuhn

Facsimile:    +1 808-848-8101 Email:    joe@contrail.com

in the case of Seller:

Number One Ballsbridge Building 1
Shelbourne Road Dublin 4
Ireland
Attention: The Directors Facsimile:    +353 1 485 3242
Email:    notices@avolon.aero

8.	Miscellaneous.

(a)Governing Law. THIS GUARANTEE IS DELIVERED IN NEW YORK AND PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, SHALL IN ALL RESPECTS BE GOVERNED BY NEW YORK LAW WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

(b)Jurisdiction. Clause 9 (Law and Jurisdiction) of the Sale Agreement is hereby incorporated by reference as if set forth in full length herein, mutatis mutandis.

(c)Successors and Assigns. The terms of this Guarantee shall be binding on, and inure to the benefit of, Seller and Guarantor and their respective permitted successors and assigns.

(d)Waiver of Notice and Defense. Except as otherwise provided in this Guarantee, Guarantor hereby waives, to the fullest extent permitted by law:

(i)    diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Guaranteed Obligations or any part of them, and any defense arising by reason of any disability or other defense; and

(ii)    any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against Guarantor.

(e)Severability. Should any one or more of the provisions of this Guarantee be held to be invalid, illegal or unenforceable in any jurisdiction, the same shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not render such provision invalid, illegal or unenforceable in any other jurisdiction.

(f)Payments. Guarantor shall make each payment to Seller under this Guarantee without any set-off, counterclaim or any other deduction, or withholding in respect of Taxes or otherwise.

(g)Waivers, Amendments and Variations in Writing. The provisions of this Guarantee shall not be capable of being waived, amended or varied otherwise than by an express waiver or amendment in writing signed by both Guarantor and Seller; and in particular any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver, amendment or variation of that or any other such right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on Seller’s part or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension of any variation or amendment of any such right. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

(h)Counterparts; Delivery by Email. This Guarantee may be executed in two or more counterparts, each of which will be an original, but all of which will constitute but one and the same instrument.

This Guarantee and any document contemplated hereby may be delivered by a party hereto by way of e-mail transmission and such delivery shall be deemed completed for all purposes upon the completion of such e-mail transmission. A party that so delivers this Guarantee or any such document by way of e-mail transmission agrees to promptly thereafter deliver to the other party hereto an original signed counterpart. The signature of any party transmitted by e-mail transmission shall be considered to have the same binding legal effect as an originally executed document. In consideration of the mutual covenants herein contained, the parties agree that neither of them shall raise the use of e-mail as a defense in any suit or controversy related to this guarantee or any of such other documents and forever waive any such defense.

(i)Entire Agreement. This Guarantee constitutes the complete agreement of the parties hereto regarding the subject matter hereof and supersedes all prior understandings, communications and agreements (written or oral).
* * *

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guarantee by their duly authorized officers or attorneys on the date shown at the beginning of this Guarantee.

GUARANTOR:

CONTRAIL AVIATION SUPPORT, LLC

By: /s/ Joseph G. Kuhn
Name: Joseph G. Kuhn
Title: CEO

SELLER:

SAPPHIRE LEASING I (AOE 5) LIMITED
By:
Name:
Title:

Signature Page Buyer Guarantee

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guarantee by their duly authorized officers or attorneys on the date shown at the beginning of this Guarantee.

GUARANTOR:

CONTRAIL AVIATION SUPPORT, LLC

By:
Name:
Title:

SELLER:

SAPPHIRE LEASING I (AOE 5) LIMITED

By: /s/ William Brennan
Name: William Brennan
Title: Director

Signature Page Buyer Guarantee

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